Exhibit 8.2


                                 Bryan Cave LLP
                             One Metropolitan Square
                           211 N. Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000
                            Facsimile (314) 259-2020





                                December 4, 1998



Applied Cellular Technology, Inc.
James River Professional Center
Highway 160 & CC, Suite 5
P.O. Box 2067
Nixa, Missouri  65714


Gentlemen:

     We have acted as counsel to Applied Cellular Technology, Inc., a Missouri corporation ("ACT") in connection with the preparation and filing of the Registration Statement on Form S-3, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on December 4, 1998 for the purpose of registering 1,105,708 shares of ACT Common Stock to be issuable for the Exchangeable Shares of ACT-GFX Canada, Inc., an Ontario corporation. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to them in the Registration Statement.

     In  connection  with  this  opinion,  we  have  examined  the  Registration
Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of ACT Common Stock that have come to our attention during our engagement and (ii) that the issuance of shares of ACT Common Stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.

     Subject to the assumptions set forth above, the assumptions and qualifications set forth in the Registration Statement under the heading "UNITED STATES FEDERAL TAX CONSIDERATIONS" (the "Discussion") and the fact that the Discussion is a summary and does not purport to discuss all possible United States federal income tax consequences of exchanging Exchangeable Shares, we are of the opinion that the Discussion states the material United States federal income tax consequences generally applicable to United States Holders of

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December 4, 1998
Page 2


Exchangeable Shares with respect to the exchange of Exchangeable Shares for shares of ACT Common Stock. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. We also note that the Registration Statement does not relate to a specific exchange of Exchangeable Shares for shares of ACT Common Stock. Accordingly, the above-referenced description of United States federal income tax considerations may, under certain circumstances, require modification in the context of an actual exchange of Exchangeable Shares for shares of ACT Common Stock after the date hereof.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                             Very truly yours,


                                             BRYAN CAVE LLP